     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 8, 1997

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                             ----------------------


                                    FORM S-8


                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                             ----------------------


                               TELXON CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  DELAWARE                            74-1666060
          (STATE OF INCORPORATION)       (I.R.S. EMPLOYER IDENTIFICATION NO.)

                   3330 WEST MARKET STREET, AKRON, OHIO 44333
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                    TELXON CORPORATION 1990 STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS
                            (FULL TITLE OF THE PLAN)

   FRANK E. BRICK                                ROBERT A. GOODMAN, ESQ.
   PRESIDENT AND CHIEF EXECUTIVE OFFICER         GOODMAN WEISS MILLER LLP
   3330 WEST MARKET STREET                       100 ERIEVIEW PLAZA, 27TH FLOOR
   AKRON, OHIO 44333                             CLEVELAND, OHIO 44114-1924
   (330) 664-1000                                (216) 696-3366
                                                 (AGENT TO RECEIVE COMMENTS AND
                                                 OTHER COMMUNICATIONS)

           (Name, address and telephone number of agents for service)


                             ----------------------

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------
                                                      Proposed            Proposed
      Title of                                        Maximum         Maximum Aggregate
     Securities                Amount                 Offering            Offering           Amount of
       to be                     to                    Price                Price          Registration
   Registered (1)            Registered              per Share                                Fee (1)
   --------------            ----------              ---------            ---------           -------

Common Stock,              23,333 shares (2)        $11.1250 (2)         $ 259,579.63          --
   par value $.01

Common Stock,              10,000 shares (2)        $11.7500 (2)         $ 117,500.00          --
   par value $.01

Common Stock,              10,000 shares (2)        $16.0625 (2)         $ 160,625.00          --
   par value $.01

Common Stock,             106,667 shares (3)        $22.5000 (3)        $2,400,007.50          --
   par value $.01

TOTALS                    150,000 shares                 --             $2,937,712.13      $ 890.22

--------------------------------------------------------------------------------------------------------

(1) This Registration Statement is being filed in accordance with General Instruction E to Form S-8 to register 150,000 additional shares of Common Stock, par value $.01 per share, of Telxon Corporation (the "Additional Shares") which have been approved by its stockholders for issuance upon the exercise of options granted under Registrant's 1990 Restricted Stock Plan for Non-Employee Directors, as amended, at the times provided therein. Registration Statement No. 33-43314 has been previously filed by Registrant and continues to be effective with respect to the 250,000 shares of the same class originally authorized for issuance upon the exercise of options granted under such Plan. The filing fee required by the Securities Act of 1933, as amended, and Rule 457 promulgated thereunder has been calculated in the table above and paid with respect to the Additional Shares only.

(2) Options have been granted under the Plan with respect to the number of the Additional Shares shown in the second column at the exercise price per share shown with respect to those shares in the third column.

(3) Options are not presently outstanding under the Plan with respect to the number of Additional Shares shown in the second column. The maximum offering price shown with respect to those shares in the third column has been estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(c), on the basis of the average of the high ($23.00) and low ($22.00) prices of Registrant's Common Stock as reported by The Nasdaq Stock Market's National Market on August 4, 1997.


        This Registration Statement on Form S-8 is being filed to register the additional 150,000 shares of Common Stock, par value $.01 per share, of Telxon Corporation (the "Corporation" or "Registrant") which have been approved by Registrant's stockholders for issuance upon the exercise of options granted under the Registrant's 1990 Stock Option Plan for Non-Employee Directors, as amended (the "Director Plan"), since the time of the filing of an earlier, initial registration statement on Form S-8 which continues to be effective with respect to the 250,000 shares of the same class originally authorized for issuance upon the exercise of options granted under the Director Plan. In accordance with General Instruction E to Form S-8, the contents of such earlier registration statement, Registration Statement No. 33-43314 (the "Earlier Registration Statement"), are incorporated in this Registration Statement by reference, and in addition to the required opinions and consents, this Registration Statement contains information updating certain of the disclosures and exhibits contained or described in the Earlier Registration Statement. Only those Items of Form S-8 which are being updated are set forth below; the corresponding information in the Earlier Registration Statement shall be deemed to be modified, superseded or supplemented by the corresponding updated information set forth herein. The filing fee required by the Securities Act of 1933, as amended, and Rule 457 promulgated thereunder has been calculated in the table above and paid with respect to the additional shares only.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

        The Earlier Registration Statement provides for the incorporation by reference therein of all documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date of such Earlier Registration Statement and prior to the filing of a post-effective amendment indicating that all of the securities offered thereunder have been sold or which deregisters all such securities then remaining unsold. In addition to such documents, the description of Registrant's Common Stock set forth under the caption "Item 1. Description of Registrant's Securities to be Registered" in Registrant's Registration Statement on Form 8-A filed with respect to such Common Stock pursuant to Section 12(g) of the Exchange Act, as amended by Amendment No. 1 to said Form 8-A filed under cover of a Form 8 and Amendment No. 2 to said Form 8-A filed on Form 8-A/A, is hereby incorporated by reference in this Registration Statement in lieu of the description of Registrant's Common Stock referred to in subparagraph (c) of Item 3 of Part II of the Earlier Registration Statement.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

       The validity of the securities being offered pursuant to this Registration Statement has been passed upon for the Corporation by the law firm of Goodman Weiss Miller LLP. Certain attorneys of such firm, in the aggregate, own 19,340 shares, and have options to acquire an additional 118,500 shares of the Corporation's Common Stock. Robert A. Goodman, the senior partner of such firm, is a member of the Board of Directors and the Secretary of the Corporation.

ITEM 8.   EXHIBITS (NUMBERED BY REFERENCE TO ITEM 601 OF REGULATION S-K).

  4.1 Text of form of Certificate for Registrant's Common Stock, par value $.01 per share, and description of graphic and image material appearing thereon, incorporated herein by reference to Exhibit 4.2 to Registrant's Form 10-Q for the quarter ended June 30, 1995.

  4.2 Rights Agreement between Registrant and KeyBank National Association, as Rights Agent, dated as of August 25, 1987, as amended and restated as of July 31, 1996, incorporated herein by reference to Exhibit 4 to Registrant's Form 8-K dated August 5, 1996.

  4.3 Form of Rights Certificate (included as Exhibit A to the Rights Agreement included as Exhibit 4.2 to this Registration Statement). Until the Distribution Date (as defined in the Rights Agreement), the Rights Agreement provides that the Common Stock purchase rights created thereunder are evidenced by the certificates for Registrant's Common Stock (the text of which and description thereof are included as Exhibit 4.1 to this Registration Statement, which stock certificates are deemed also to be certificates for such Common Stock purchase rights) and not by separate Rights Certificates; as soon as practicable after the Distribution Date, Rights Certificates will be mailed to each holder of Registrant's Common Stock as of the close of business on the Distribution Date.

  4.4 Letter agreement among Registrant, KeyBank National Association and Harris Trust and Savings Bank, dated June 11, 1997, with respect to the appointment of Harris Trust and Savings Bank as successor Rights Agent under the Rights Agreement included as Exhibit 4.2 to this Registration Statement, incorporated herein by reference to Exhibit
          4.3.2 to Registrant's 10-K for the year ended March 31, 1997.

  5.1     Opinion of Goodman Weiss Miller LLP, filed herewith.

 23.1     Consent of Coopers & Lybrand L.L.P., filed herewith.

 23.2 Consent of Goodman Weiss Miller LLP (incorporated into Exhibit 5.1 to this Registration Statement).

 24.1 Power of Attorney executed by the directors of Registrant, filed herewith.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on August 8, 1997.

                                                 TELXON CORPORATION


                                                 By /s/ Frank E. Brick
                                                    --------------------------
                                                 Frank E. Brick, President and
                                                   Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


        NAME                           TITLE                      DATE
        ----                           -----                      ----

/s/ Frank E. Brick          President, Chief Executive         August 8, 1997
------------------          Officer (principal executive
Frank E. Brick              officer) and Director


/s/ Kenneth W. Haver        Senior Vice President and          August 8, 1997
--------------------        Chief Financial Officer
Kenneth W. Haver            (principal financial officer)


/s/ Gary L. Grand           Corporate Controller               August 8, 1997
-----------------           (principal accounting
Gary L. Grand               officer)


* Raj Reddy                 Chairman of the Board              August 8, 1997
-----------------           and Director
Raj Reddy

* John H. Cribb             Vice Chairman of the               August 8, 1997
---------------             Board and Director
John H. Cribb

* Richard J. Bogomolny      Director                           August 8, 1997
----------------------
Richard J. Bogomolny

* Robert A. Goodman         Director                           August 8, 1997
-------------------
Robert A. Goodman

* Norton W. Rose            Director                           August 8, 1997
----------------
Norton W. Rose

          *The undersigned does hereby sign this Registration Statement on behalf of the above persons pursuant to the power of attorney duly executed and filed with the Securities and Exchange Commission as Exhibit 24.1 to this Registration Statement, all in the capacities indicated on this 8th day of August, 1997.

                                           By: /s/ Kenneth W. Haver
                                               --------------------
                                           Kenneth W. Haver, Attorney-in-Fact

                                INDEX TO EXHIBITS
              (Numbered by Reference to Item 601 of Regulation S-K)

  *4.1 Text of form of Certificate for Registrant's Common Stock, par value $.01 per share, and description of graphic and image material appearing thereon, incorporated herein by reference to Exhibit 4.2 to Registrant's Form 10-Q for the quarter ended June 30, 1995.

  *4.2 Rights Agreement between Registrant and KeyBank National Association, as Rights Agent, dated as of August 25, 1987, as amended and restated as of July 31, 1996, incorporated herein by reference to Exhibit 4 to Registrant's Form 8-K dated August 5, 1996.

  *4.3 Form of Rights Certificate (included as Exhibit A to the Rights Agreement included as Exhibit 4.2 to this Registration Statement). Until the Distribution Date (as defined in the Rights Agreement), the Rights Agreement provides that the Common Stock purchase rights created thereunder are evidenced by the certificates for Registrant's Common Stock (the text of which and description thereof are included as Exhibit 4.1 to this Registration Statement, which stock certificates are deemed also to be certificates for such Common Stock purchase rights) and not by separate Rights Certificates; as soon as practicable after the Distribution Date, Rights Certificates will be mailed to each holder of Registrant's Common Stock as of the close of business on the Distribution Date.

  *4.4 Letter agreement among Registrant, KeyBank National Association and Harris Trust and Savings Bank, dated June 11, 1997, with respect to the appointment of Harris Trust and Savings Bank as successor Rights Agent under the Rights Agreement included as Exhibit 4.2 to this Registration Statement, incorporated herein by reference to Exhibit
          4.3.2 to Registrant's 10-K for the year ended March 31, 1997.

 **5.1    Opinion of Goodman Weiss Miller LLP, filed herewith.

**23.1    Consent of Coopers & Lybrand L.L.P., filed herewith.

**23.2 Consent of Goodman Weiss Miller LLP (incorporated into Exhibit 5.1 to this Registration Statement).

**24.1 Power of Attorney executed by the directors of Registrant, filed herewith.

 * Previously filed.
** Filed herewith.